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                              BERNARD CHAUS, INC.
                                 1410 Broadway
                            New York, New York 10018



                                                 As of January 1, 1998


Andrew Grossman
125 Pecksland Road
Greenwich, CT  06830

Dear Andrew:

         Reference is made to the Employment Agreement, made as of September 1, 1994, by and between Bernard Chaus, Inc. and you for a term beginning on September 1, 1994 (the "Agreement"). This letter amendment (the "Letter Amendment") when signed by both parties constitutes an amendment to the Agreement. Except as the context may otherwise require, any reference herein or in the Agreement to the "Agreement" shall mean the Agreement as amended by the Letter Agreement. Capitalized terms used and not separately defined herein shall have the meanings ascribed to such terms in the Agreement.

         1. Employment. Section 1 of the Agreement shall be amended to add the following phrase in the sixth line after the words "Josephine Chaus":

         an active, full time executive chairwoman,

         2. Term. The Company's previous election to extend the Term for an additional five (5) years, is replaced by this Amendment. Section 2 of the Agreement is hereby amended to provide that the Initial Term shall end on September 1, 2000.

         3. Extension. Section 2(b) of the Agreement shall be amended to read in its entirety as follows:

         Provided that the Company shall have complied with its obligations to issue certain stock options pursuant to the third sentence of Section 8 of the Agreement, the Company may at any time during the Initial Term elect to extend the Term for an additional four years

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Andrew Grossman
As of January 1, 1998
Page 2


ending on September 1, 2004 (as so extended, the "Extended Term") by providing the Executive with notice not later than March 1, 2000 of its intention to extend the Term.

         4. Board Member. Section 3(b) of the Agreement shall be amended by deleting the last sentence thereof.

         5. Compensation. Clause (ii) of the first sentence of Section 5(a) of the Agreement shall be amended to read in its entirety as follows:

         (ii) (A) five percent (5.0%) of the Annual Net Profits (as hereinafter defined) of the Company for the fiscal year ended June 30, 1998 and (B) two and one-half percent (2.5%) of the Annual Net Profits of the Company for each fiscal year thereafter during the Term ("Net Profit Participation").

         6. Stock Options. Section 8 of the Agreement shall be amended to read in its entirety as follows:

         The Company agrees to cause the issuance under the Company's 1998 Stock Option Plan, heretofore authorized by the Compensation Committee of the Board of Directors, effective February 23, 1998, to the Executive of stock options ("Stock Options") embodying the terms set forth below and otherwise containing terms and conditions set forth in the form of the Stock Option Agreement attached to the Letter Amendment as Attachment A, to purchase 1,375,137 shares of Common Stock (representing five percent (5%) of the outstanding shares of Common Stock on a fully diluted basis calculated in accordance with the "so called" "treasury method" under U.S. generally accepted accounting principles ("GAAP")), with an exercise price equal to $3.11 per share (which is the average of the closing sale prices of the Common Stock on the New York Stock Exchange over the thirty (30) days commencing on January 24, 1998 and ending February 22, 1998). The Executive agrees that in consideration for such replacement options, he is surrendering effective immediately, all Stock Options received by him pursuant to the Agreement (i.e., stock options for an aggregate of 3,000,000 shares as the same may have been adjusted under applicable provisions of the stock option agreement(s) evidencing the same). In addition, the Company agrees to cause the Stock Option Committee to award on the date the Company elects to extend the term of this Agreement pursuant to
Section 2(b) above (the "Extension Date"), if any, Stock Options to purchase additional shares of Common Stock equal to three percent (3%) of the then outstanding shares of Common Stock on a fully diluted basis calculated in accordance with the so called "treasury method" under GAAP (the "Extension Stock Options"), with an exercise price equal to the closing sales price per share of the

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Andrew Grossman
As of January 1, 1998
Page 3


Company's Common Stock on the Extension Date, which Stock Options shall be granted in a manner that complies with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Act"), to the extent the benefits of Rule 16b-3 are available with respect to such awards; provided, that if such benefits are not available, the Company shall use its best efforts to make the grant in a manner such that the Executive does not incur any liability under Section 16(b) of the Act. The Extension Stock Options shall vest and be exercisable at the rate of 331/3% a year on a cumulative basis commencing on the first anniversary of the date of grant and will otherwise be issued on the same terms and conditions as those Stock Options granted pursuant to the first sentence of this Section 8. The award of the Extension Stock Options to the Executive shall be subject to receipt of approval by the Company's shareholders. The Company agrees to reserve sufficient authorized but unissued shares of Common Stock to be available at all times to satisfy any obligation of the Company to issue shares of Common Stock to the Executive upon exercise of any stock options.

         7. Termination. Section 9(e) of the Agreement shall be amended by inserting after the words "Annual Salary", in clause (i) of the first sentence thereof, the following: "(in monthly installments)".

         8. Notice. Section 13 of the Agreement shall be amended by replacing Mr. Andrew Grossman's address for notices and copies with the following:

              Mr. Andrew Grossman
              125 Pecksland Road
              Greenwich, Connecticut 06830

         with a copy to:

              Hughes Hubbard & Reed LLP
              One Battery Park Plaza
              New York, New York 10004
              Attention:  Kenneth Lefkowitz, Esq.

         9. Non-competition. Section 14(c) of the Agreement shall be amended by adding, immediately prior to the final sentence thereof, the following:

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Andrew Grossman
As of January 1, 1998
Page 4


         Notwithstanding anything else contained herein, if the Company does not elect to extend the Term pursuant to Section 2(b), the Non-Competition Period shall terminate on the last day of the Initial Term.

         10. Non-solicitation. Section 14(d) of the Agreement shall be amended by inserting after the words "Non-Competition Period" in the second line thereof the following: "(but in no event less than one year from March 1, 2000 in the event the Company does not provide a notice of its intention to extend the Term pursuant to Section 2(b))".

         11. Shareholder Approval. Section 16(c) of the Agreement shall be amended to read in its entirety as follows:

         The Company agrees to seek shareholder approval at its next regularly scheduled-meeting of shareholders of the re-election of the Executive to the Board. The Company agrees to seek shareholder approval of the Extension Stock Options at the next regularly scheduled meeting of shareholders following the exercise by the Company, if any, of its right to extend the Term pursuant to
Section 2(b).

         12. Entire Agreement. Section 17(d) of the Agreement shall be amended to read in its entirety as follows:

         This Agreement and the Stock Option Agreement attached to the Letter Amendment as Attachment A sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto and any prior agreement of the parties hereto in respect of the subject matter contained herein, including, without limitation, the Stock Option Agreement originally attached to the Agreement as Attachment A.

         13. Attorney's Fees. Section 17 of the Agreement shall be amended by adding a new Section 17(e) which shall read in its entirety as follows:

         The Company shall pay or reimburse the Executive for up to $7,500 of the documented fees and expenses of his counsel in negotiating the Letter Amendment.

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Andrew Grossman
As of January 1, 1998
Page 5


         14. Agreement Otherwise Remains in Full Force and Effect. Except as specifically amended by this Letter Agreement, all other terms of the Agreement, including without limitation, your Annual Salary as currently in effect, remain unmodified and in full force and effect.


                                            Very truly yours,

                                            BERNARD CHAUS, INC.


                                            By: /s/ Josephine Chaus
                                               ------------------------------
                                                Josephine Chaus
                                                Chairwoman of the Board

The foregoing Letter Amendment
to the Employment Agreement,
made as of September 1, 1994,
between Bernard Chaus, Inc.
and Andrew Grossman is
accepted and agreed to by:


/s/ Andrew Grossman
-------------------
Andrew Grossman
Date: March 13, 1998